Exhibit 10.8

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ORIGINATION AGREEMENT

THIS AGREEMENT made this the 18 day of August, 2020 by and between:

Triterras Fintech Pte Ltd, UEN: 201801540M with its registered office at 23-04 Republic Plaza, 9 Raffles Place, Singapore 048619 - hereinafter referred to as 'TFPL', which expression shall unless repugnant to the context mean and include its successors, representatives and assigns, of the ONE PART

AND

Rhodium Resources Pte Ltd - hereinafter referred to as 'SERVICE PROVIDER' (referred to as "Service Provider"), which expression shall unless repugnant to the context mean and include its successors, representatives and assigns, of the OTHER PART.

Individually referred to as Party and collectively as Parties. Terms referred to in this Agreement shall bear the meanings assigned to them in the relevant industry/sector and market.

I.	Scope & Fees

TFPL and SERVICE PROVIDER are desirous of establishing a long-term, arm's length business alliance relating to fintech platform launch by TFPL (KRATOS), whereby Service Provider shall, through its partners, network or otherwise, bring in or introduce customers to join the platform and TFPL shall pay a commission as per clause l(a) on each customer signed up successfully on the platform. The commission shall be in USD by way of bank transfer unless otherwise agreed by mutual consent in writing.

1.	(a) for every customer introduced by Service Provider:

●	USD [***] for customers performing annual transactions in the range of USD [***] to USD [***] million

●	USD [***] for customers performing annual transactions in the range of USD [***] to USD [***] million

●	USD [***] for customers performing annual transactions in the range of USD [***] to USD [***] million

●	USD [***] for customers performing annual transactions in the range of USD [***] to USD [***] million

●	USD [***] for customers performing annual transactions in the range of USD [***] and above

1.	The commission shall be paid in within 30 working days from the date of complete transactions by the customer on the above terms.

Commission shall be exclusive of costs and expenses including roadshows, travel, consultants, legal and other related expenses which shall be immediately cleared by TFPL on presentation of invoice by Service Provider. TFPL shall approve all expenses in excess of USD [***] incurred by the Service Provider. Where cost and expense are expected to exceed USD [***], TFPL shall pay in advance an amount as may be mutually decided by the parties.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.	All payment shall be made to the following bank details:

Bank Name: [***]

Account name: [***]

Bank a/c no: [***]

Swift Code: [***]

3.	Service Provider may through its partners, also introduce Lenders, Insurers, Shippers to the platform. Fees for such introduction shall be agreed mutually between parties separately

4.	Where any payment envisaged within this Agreement is in the form of other currency, TFPL shall take the currency/USD exchange rate at the time of payment.

5.	In the event there is an issue relating to introduction of customers by third parties, TFPL agrees that it shall be a SERVICE PROVIDER introduction if it is earlier in time or if it is notified by the customer that it is a SERVICE PROVIDER introduction.

6.	TFPL shall provide complete and correct information, material and support necessary to enable SERVICE PROVIDER in bringing in customers and shall conduct its own due diligence relating to the customers.

II.	Term & Termination of the Agreement

1.	The term of this Agreement shall continue so long as TFPL requires customers for its platform or terminated by giving 1 month notice from either parties.

2.	All information received during the term of this Agreement shall remain strictly confidential during the term of this Agreement and for a period of 6 months after termination, unless such information is in public domain, required under law or purely generated by disclosing party.

3.	Notwithstanding anything contained in this Agreement, for every payment received by TFPL from customers post-termination, TFPL shall pay all outstanding commissions as per clause I.(a) at the time of termination. TFPL shall not circumvent Service Provider and approach customers introduced by Service Provider directly without the prior written consent of SERVICE PROVIDER.

4.	All outstanding fees, along with costs and expenses shall be cleared immediately on service of notice of termination. Delay in payment on termination or payments due post-termination shall incur simple interest at 1% per calendar day.

III.	LiabiIity

All actions taken by SERVICE PROVIDER are based on information or instructions provided by TFPL. TFPL shall fully and immediately indemnify, and subrogate SERVICE PROVIDER in any legal proceedings, on any costs or expenses (including reasonable fees and expenses of legal counsel), losses, claims, actions, suits, damages, of liabilities, joint or several - including the aggregate amount paid in settlement of any action, suit proceeding or claim that may be made or determined by a judgement of a court or an arbitration of competent jurisdiction. SERVICE PROVIDER shall not be liable for any act or inaction by TFPL including losses of any kind whatsoever.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IV.	Non-Circumvention

During the term of collaboration and for a period of 6 months post-termination of this Agreement and collaboration for any reason, all matters confidential and not, TFPL shall not - on its own behalf or on behalf of anyone else, directly or indirectly solicit or accept the business jointly developed unless prior consent has been received. TFPL shall not approach or contact the network or contacts of SERVICE PROVIDER without prior approval and in any event of communication, TFPL shall copy/inform SERVICE PROVIDER in all correspondence, oral or written.

V.	Miscellaneous

1.	Nothing contained in this Agreement, and no action taken by the parties pursuant to this Agreement, will be deemed to constitute a relationship between the parties, of partnership, joint venture, principal and agent or employer and employee. Neither party has, nor may it represent that it has, any authority to set or make any commitments on the other party's behalf.

2.	If any provision in this Agreement is or becomes invalid or unenforceable or contravenes any applicable regulations or law, the remaining provisions will not be affected.

3.	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available other than pursuant to the Act referred to herein.

4.	Both Parties are independent contracting parties and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture, or employer-employee relationship.

5.	Either Party may assign its rights and obligations under the Agreement to a third party.

6.	Each Party shall be responsible for its own taxes.

7.	Intellectual Property: Each Party shall be the owner of their respective intellectual property.

8.	Notices: Any notice required or permitted to be given hereunder shall be in writing and will be deemed received by email.

9.	Counterparts: This Agreement may be executed in several counterparts and/or electronically transmitted and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

VI.	Governing Law & Dispute Resolution

1.	This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of Singapore.

2.	In case of a dispute or difference between the Parties regarding this Agreement, the Parties agree to meet to resolve such dispute in good faith. Should such a resolution not be reached within a period of 30 days or such period as is mutually agreed by the Parties, the Parties agree that the dispute/ difference shall be referred to and finally resolved by mediation in the Singapore Mediation Centre and under it s rules for the time being in force, which rules are deemed to be incorporated by reference in this clause.

3.	The Parties agree that agreement to mediation is voluntary and failure to appear or submit to the mediation shall be deemed breach of contract and the breaching Party agrees to pay liquidated damages of USD [***] plus interest as determined by the relevant legal forum. This liquidated damage shall not off-set or be adjusted with any other payments contemplated in this Agreement. Mediation failure or further resolution of dispute shall be subject to the laws and courts of Singapore.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have executed this Agreement

/s/ Cheam Hing Lee
for Rhodium Resources Pte Ltd
Cheam Hing Lee Authorised Signatory

/s/ Srinivas Koneru
for Triterras Fintech Pte Ltd
Srinivas Koneru Authorised Signatory

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